                                 HCC INDUSTRIES INC.
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                    (IN THOUSANDS)


                                                           For the Six Months Ended
                                                       -------------------------------
                                                       September 26,     September 27,
                                                            1998             1997
                                                       -------------     -------------
Earnings:

     Earnings before taxes and extraordinary item         $  4,646         $  2,987

     Add:  Fixed Charges*                                    5,486            5,178
                                                          --------         --------
                                                          $ 10,132         $  8,165
                                                          --------         --------
                                                          --------         --------

* Fixed Charges:

     Interest expense                                       $5,486           $5,178
                                                          --------         --------
                                                            $5,486           $5,178
                                                          --------         --------
Ratio of Earnings to Fixed Charges                             1.8              1.6
                                                          --------         --------
                                                          --------         --------

* The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes and extraordinary item plus fixed charges and "fixed charges" consist of interest expense and amortization of debt issuance costs.





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